Exhibit 10.1.2

SECOND AMENDED AND RESTATED STOCKHOLDER AGREEMENT

BY AND AMONG

NEW ATHLETICS, INC.,

TRIKON TECHNOLOGIES, INC.,

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.,

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

AND

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

DATED AS OF OCTOBER 18, 2005

SECOND AMENDED AND RESTATED STOCKHOLDER AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDER AGREEMENT (the “Agreement”) is entered into as of October 18, 2005 and amends and restates in its entirety that certain Amended and Restated Stockholder Agreement entered into as of September 27, 2005 by and among New Athletics, Inc., a Delaware corporation (“Parent”), Trikon Technologies, Inc., a Delaware corporation (“Trikon”), and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P. (collectively, “VPVP”).

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of March 14, 2005 (the “Merger Agreement”), by and among Parent, Trikon, Aviza Technology, Inc., a Delaware corporation (“Aviza”), Baseball Acquisition Corp. I, a Delaware corporation and a wholly owned subsidiary of Parent (“Trikon Merger Sub”), and Baseball Acquisition Corp. II, a Delaware corporation and a wholly owned subsidiary of Parent (“Aviza Merger Sub”), each of Trikon Merger Sub and Aviza Merger Sub shall merge with and into Trikon and Aviza, respectively (collectively, the “Merger”), such that each of Trikon and Aviza shall become a wholly owned subsidiary of Parent immediately following and as a result of the Merger;

WHEREAS, pursuant to the terms of the Merger Agreement, all of the shares of Aviza Series A Preferred Stock and Aviza Common Stock (as such terms are defined in the Merger Agreement) held by VPVP shall be converted into the right to receive shares of New Athletics Common Stock (as such term is defined in the Merger Agreement) as provided in Article 2 of the Merger Agreement; and

WHEREAS, as a material inducement to each of Parent and Trikon to enter into the Merger Agreement and in connection with the sale by Aviza to VPVP of Ninety Thousand (90,000) shares of Series B-1 Preferred Stock, par value $100 per share, of Aviza (the “Aviza Series B-1 Preferred Stock”), VPVP has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, each of parties hereto hereby agree as follows:

Section 1.                                            Certain Definitions.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  For purposes of this Agreement:

1.1                                 “Act” shall mean the Securities Act of 1933, as amended.

1.2                                 “affiliate” shall mean (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any other party; (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in clause (i) above; (iii) any trust in which any of the Persons described in clause (i) or (ii) above has any Beneficial Ownership and (iv) any other Person of which any of the Persons described in clauses (i) and (ii) above collectively own more than fifty percent (50%) of the equity of such Person.  For purposes of this definition, ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to be control of such Person.

1.3                                 “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities held by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act.

1.4                                 “Cause” shall mean with regard to any director:

(a)                                  gross negligence or willful misconduct in the performance of his or her duties as a director where such gross negligence or willful misconduct has resulted or is likely to result in material damage to Parent or its subsidiaries;

(b)                                 continuing and willful refusal or failure to perform his or her duties as a director after a written demand for performance is delivered to the director by Parent or its successor;

(c)                                  material breach of any confidentiality or nonsolicitation agreement that the director has entered into with Parent or any of its subsidiaries;

(d)                                 commission of any act of fraud with respect to Parent; or

(e)                                  conviction or plea of guilty or nolo contendere in respect of a felony or any misdemeanor involving moral turpitude.

1.5                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.6                                 “Initial Warrant” or “Initial Warrants” shall mean a warrant or series of warrants to purchase an aggregate number of shares of New Athletics Common Stock equal to the product of (w) one million (1,000,000) multiplied by (x) the Trikon Exchange Ratio, at an exercise price per share of New Athletics Common Stock equal to the quotient obtained by dividing (y) $9.00 by (z) the Trikon Exchange Ratio, issued to VPVP pursuant to the terms of Section 5.1 hereof, which Warrant or Warrants shall be executed and delivered in substantially the form attached hereto as Exhibit A.

1.7                                 “Investment Bank” shall mean Citigroup Global Markets Inc.

1.8                                 “Merger Share Amount” shall mean, as of any Merger Share Demand Date, that number of Merger Shares set forth in a Merger Share Demand not to exceed the greater of (i) one percent (1%) of the New Athletics Common Stock outstanding as shown by the then-most-recent report or statement by New Athletics or (ii) the average weekly trading volume for the four (4) weeks immediately preceding such Merger Share Demand Date.

1.9                                 “Merger Shares” shall mean the shares of New Athletics Common Stock received by VPVP in exchange for VPVP’s Aviza Stock pursuant to the terms of the Merger.

1.10                           “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

1.11                           “Registrable Shares” shall mean the Securities; provided, however, that such Securities shall no longer be deemed Registrable Shares upon the earlier to occur of:  (a) the date upon which such Securities have been resold or otherwise transferred pursuant to the Registration Statement; (b) the date on which such Securities are transferred in compliance with Rule 144 under the Act or may be sold or transferred pursuant to Rule 144 under the Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder or (c) the date on which such Securities cease to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise).

1.12                           “Revolver A” shall have the same meaning as ascribed to that term in that certain Credit Agreement by and between Aviza and Bank of America, N.A. (the “Lender”) dated August 6, 2004, as amended.

1.13                           “SEC” shall mean the U.S. Securities and Exchange Commission.

1.14                           “Securities” shall mean (i) the Warrant Shares and (ii) except with respect to Section 6.2, the Merger Shares registrable pursuant to Section 6.1 of this Agreement.

1.15                           “Share Cap” shall mean a number of Securities equal to 19.99% of Parent’s outstanding voting securities, as measured immediately prior to the first day of the Payment Period (as defined in Section 6.2(b) hereof).

1.16                           “Subsequent Warrant” or “Subsequent Warrants” shall mean a warrant or series of warrants to purchase the aggregate number of shares of New Athletics Common Stock determined pursuant to Section 5.2 hereof, if applicable, to be issued to VPVP pursuant to the terms of Section 5.2 hereof, if applicable, which Warrant or Warrants, if issued, shall be executed and delivered in substantially the form attached hereto as Exhibit A.

1.17                           “VPVP Shares” shall mean, collectively, the Merger Shares and the Warrant Shares.

1.18                           “Warrant” or “Warrants” shall mean, collectively, the Initial Warrant or Initial Warrants and, if issued, the Subsequent Warrant or Subsequent Warrants.

1.19                           “Warrant Shares” shall mean the shares of New Athletics Common Stock issued upon the exercise of any Warrant.

Section 2.                                            Restrictions on Transfer; Voting.

2.1                                 Restriction on Transfer, Proxies and Non-interference.  VPVP hereby represents and warrants to Parent and Trikon that as of the date of this Agreement, VPVP holds Five Million Eight Hundred Four Thousand Four Hundred Forty-Six (5,804,446) shares of Aviza Series A Preferred Stock, Ten Thousand (10,000) shares of Aviza Series B Preferred Stock, Ninety Thousand (90,000) shares of Aviza Series B-1 Preferred Stock and warrants to purchase Three Million Five Hundred Fifty-Five Thousand Six Hundred (3,555,600) shares of Aviza Series A Preferred Stock.  Except as provided herein, for the period commencing on the date hereof and ending on the earlier to occur of (a) the termination of the Merger Agreement and (b) the Effective Time, VPVP shall not, directly or indirectly:  (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Aviza Stock or any interest therein or (ii) grant any proxies or powers of attorney, deposit its Aviza Stock into a voting trust or enter into a voting agreement with respect to the Aviza Stock then held by VPVP.

2.2                                 Voting of New Athletics Common Stock.  VPVP hereby agrees that, during the respective time periods indicated below, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of New Athletics capital stock, however called, or in connection with any written consent of the holders of New Athletics capital stock, VPVP shall vote (or cause to be voted) all shares of New Athletics capital stock then held of record or Beneficially Owned by VPVP on the applicable record date for such vote or consent:

(a)                                during the period commencing at the Effective Time and ending on the earliest to occur of (i) immediately prior to the first (1st) annual meeting of New Athletics’ stockholders held after the Effective Time; (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares and (iii) such date as a modification of this Section 2.2(a) is approved by a majority of the Trikon Designees (as such term is defined below), to maintain a board of directors of New Athletics (the “Parent Board”) that shall consist of (x) three (3) members of the Trikon Board as of the date of this Agreement; provided that in the event that the Parent Board is classified, VPVP shall vote or consent to elect the initial Trikon Designees, which shall be Robert Anderson in the three- (3)-year class, Richard Conn in the two- (2)-year class and John Macneil in the one- (1)-year class and, in the event the Parent Board is not classified, for such three (3) named designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such member, such other members as the Parent Board shall nominate, following the recommendation by the Special Nominating Committee (as such term is defined in the New Athletics Certificate)) (such three members, the “Trikon Designees”); (y) three (3) members of the Aviza Board as of the date of this Agreement; provided that in the event that the Parent Board is classified, VPVP shall vote or consent to elect the initial Aviza Designees, which shall be David C. Fries in the three- (3)-year class, Dr. Klaus C. Wiemer in the two- (2)-year class and Jerauld J. Cutini in the one- (1)-year class and, in the event the Parent Board is not classified, for such three (3) named designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such member, such other members as the Parent Board shall nominate) (such three members, the “Aviza Designees”) and (z) one (1) member that is not an affiliate of Trikon, Aviza or VPVP as of immediately prior to the Effective Time, which member shall be a person mutually selected by the Trikon Board and the Aviza Board;

(b)                                 in the event that the Parent Board is not classified, during the period commencing immediately prior to the first (1st) annual meeting of New Athletics’ stockholders held after the Effective Time and ending on the earliest to occur of (i) immediately prior to the second (2nd) annual meeting of New Athletics’ stockholders held after the Effective Time; (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares and (iii) such date as a modification of this Section 2.2(b) is approved by a majority of the Trikon Designees, to maintain a Parent Board that shall include (x) at least two (2) of the Trikon Designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such Trikon Designee, such other members as the Parent Board shall nominate, following the recommendation by the Special Nominating Committee); (y) at least two (2) of the Aviza Designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such Aviza Designee, such other members as the Parent Board shall nominate) and (z) at least one (1) member that is not an affiliate of Trikon, Aviza or VPVP as of immediately prior to the Effective Time;

(c)                                  during the period commencing at the Effective Time and ending on the earlier to occur of (i) the third (3rd) anniversary of the Effective Time and (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, to maintain the size and classification of the Parent Board as provided in the New Athletics Certificate as in effect as of the Effective Time and against any proposed amendment to the New Athletics Certificate to effectuate a change to the size and/or classification of the Parent Board, unless such amendment is recommended by a majority of the Parent Board, including a majority of the Trikon Designees;

(d)                                 during the period commencing at the Effective Time and ending on the earlier to occur of (i) the first (1st) anniversary of the Effective Time and (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, against any proposed amendment to the New Athletics Certificate to effectuate a change to the voting requirements of the Parent Board with respect to any corporate action relating to a reduction in the number of employees at (x) Trikon’s manufacturing facility in Newport, South Wales (excluding the sheet metal and machining shop) which would result in a reduction of payroll expenses in excess of twelve percent (12%) of the payroll expenses attributable to such facility at the Effective Time, unless such amendment is recommended by a majority of the Parent Board, including a majority of the Trikon Designees or (y) Aviza’s manufacturing facility in Scotts Valley, California which would result in a reduction of payroll expenses in excess of twelve percent (12%) of the payroll expenses attributable to such facility at the Effective Time, unless such amendment is recommended by a majority of the Parent Board, including a majority of the Aviza Designees;

(e)                                  until the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, to approve the issuance of any shares of New Athletics Common Stock to be issued by Parent pursuant to Sections 4 or 6.2 hereof in excess of the Share Cap;

(f)                                    until the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, against any proposed amendment to the New Athletics Certificate to change the date of the first (1st) annual meeting of New Athletics’ stockholders held after the Effective Time; and

(g)                                 until the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, against any proposed amendment to the New Athletics Certificate to change the voting requirements of the Parent Board with respect to the approval of any transaction between Parent and any of its affiliates (other than VPVP), on the one hand, and VPVP and any of its affiliates (other than Parent and any of its affiliates), on the other hand.

Nothing contained in this Section 2 shall be construed as preventing a director or officer or New Athletics, who may be deemed to be an affiliate of VPVP, from fulfilling the obligations of such position, including any fiduciary obligations.

Section 3.                                            Guarantee of Revolver A; Replacement Guarantee.

3.1                                 Guarantee of Revolver A.  VPVP shall guarantee all of the obligations of Parent, Aviza and their respective subsidiaries, successors and assignees under Revolver A for a period beginning at the Effective Time and ending on the earliest to occur of (a) the date that is twelve (12) months from the Effective Time and (b) the date upon which Parent has secured an equity financing with gross proceeds to Parent in an amount equal to at least Fifty Million Dollars ($50,000,000) (the “Initial Guarantee Period”); provided, however, that the Initial Guarantee Period shall be extended (the “Guarantee Extension”) for one additional period of up to nine (9) months from the expiration of the Initial Guarantee Period (the “Guarantee Extension Period”) upon a written request made by Parent to VPVP; provided, however, that (i) Parent must make such Guarantee Extension request in writing at least sixty (60) days prior to the expiration of the Initial Guarantee Period; (ii) Parent shall have made commercially reasonable efforts to secure the equity financing referred to above prior to requesting the Guarantee Extension and (iii) the Guarantee Extension shall provide Parent with sufficient funds to maintain Parent’s viability for at least nine (9) months from the end of the Initial Guarantee Period.  Parent may request that the Guarantee Extension cover all or a portion of the balance outstanding under Revolver A; provided, however, that the Guarantee Extension shall not be available to Parent to cover less than Five Million Dollars ($5,000,000) and shall only be available in whole Five Million Dollar ($5,000,000) increments thereafter.

3.2                                 Replacement Guarantee.  In the event that Revolver A is terminated by the Lender after the date of this Agreement but prior to the expiration of the Initial Guarantee Period (or, if the Initial Guarantee Period is extended prior to such termination, prior to the expiration of the Guarantee Extension Period) and Parent is able to secure a replacement credit facility either from the Lender or another third-party lender on commercially reasonable terms, including an interest rate that, taking into account the assumption that VPVP will guarantee the obligations of the borrowers under such replacement credit facility, does not exceed the sum of the prime rate (as reported in The Wall Street Journal on the date of the closing of such replacement credit facility) plus 3.5% (any such replacement credit facility, a “Replacement Facility”), VPVP shall guarantee all of the obligations of Parent, Aviza and their respective subsidiaries, successors and assignees under the Replacement Facility (the “Replacement Guarantee”); provided, however, that VPVP shall not be obligated to guarantee in excess of Twenty Million Dollars ($20,000,000) in aggregate principal amount of borrowings under the Replacement Facility pursuant to the Replacement Guarantee.  The Replacement Guarantee shall have a term equal to the remaining term of the Initial Guarantee Period or the Guarantee Extension Period, as applicable; and provided further, that if Parent enters into the Replacement Facility during the Initial Guarantee Period, Parent shall have the right to request the Guarantee Extension with respect to the Replacement Facility pursuant to the terms of Section 3.1 hereof.

Section 4.                                            Conversion of Aviza Series B-1 Preferred Stock By VPVP.  If during the twelve (12) months following the Effective Time, Parent has not consummated an equity financing with gross proceeds to Parent in an amount equal to at least Twenty Million Dollars ($20,000,000), then VPVP hereby agrees, upon the written request of Parent, to participate in a private placement of New Athletics capital stock in which one or more investors that are not affiliated with New Athletics purchase at least Ten Million Dollars ($10,000,000) of New Athletics capital stock pursuant to definitive agreements negotiated by such investors (the “Equity Investment”) by converting all shares (or such lesser number of shares as requested by Parent) of Aviza Series B Preferred Stock and Aviza Series B-1 Preferred Stock then held by VPVP into shares of New Athletics capital stock issued in the Equity Investment in accordance with the terms of Section B(4) of Article IV of Aviza’s Fourth Amended and Restated Certificate of Incorporation.  VPVP’s participation in the Equity Investment shall otherwise be on the same terms and conditions as set forth in the definitive agreements negotiated by such investors.

Section 5.                                            Issuance of Warrants.

5.1                                 Initial Warrants.  In consideration of VPVP’s obligations under Sections 3  and 4 hereof (other than VPVP’s obligation to provide the Guarantee Extension under Section 3.1 hereof if so requested by Parent pursuant to the terms of Section 3.1 hereof), Parent shall, at the Effective Time, issue VPVP the Initial Warrant or Initial Warrants, such issuance to be allocated among the VPVP affiliates in the manner set forth on Exhibit B attached hereto.

5.2                                 Subsequent Warrants.  In consideration of VPVP’s obligation to provide the Guarantee Extension under Section 3.1 hereof if so requested by Parent pursuant to the terms of Section 3.1 hereof, Parent shall, upon Parent’s receipt of the Guarantee Extension from VPVP, issue VPVP the Subsequent Warrant or Subsequent Warrants, such issuance to be allocated among the VPVP affiliates in the manner set forth on Exhibit B attached hereto.  The aggregate number of shares of New Athletics Common Stock issuable upon exercise of the Subsequent Warrant or Subsequent Warrants shall be equal to the product of (x) the product of (i) 1,000,000 (as adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or similar transaction with respect to New Athletics Common Stock after the Effective Time) multiplied by (ii) the Trikon Exchange Ratio multiplied by (y) a fraction, the numerator of which is the dollar amount of the balance outstanding under Revolver A that is covered by the Guarantee Extension and the denominator of which is $20,000,000.  The exercise price of the Subsequent Warrant or Subsequent Warrants shall be equal to the quotient obtained by dividing (y) $9.00 (as adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or similar transaction with respect to New Athletics Common Stock after the Effective Time) by (z) the Trikon Exchange Ratio.

Section 6.                                            Registration Procedures and Expenses.

6.1                                 Within (i) thirty (30) days after any issuance of Warrant Shares (or any series of Warrant Share issuances that take place within the thirty- (30)-day period prior to the filing of a Registration Statement (as such term is defined below)), with an aggregate value of at least Five Hundred Thousand Dollars ($500,000) (in each case, a “Measure Date”) or (ii) as soon as practicable, but in any event within thirty (30) days after Parent shall have received a written request from VPVP (any such request, a “Merger Share Demand”), which may be given at any time after the effective time of the Merger and before the three hundred and fiftieth (350th) day after the Closing Date (any such date, a “Merger Share Demand Date”), to effect any registration with respect to Merger Shares up to the Merger Share Amount; provided, however, that Parent shall not be obligated to effect more than one (1) such registration in any three- (3)-month period nor more than a total of four (4) such registrations, Parent shall:

(a)                                  subject to receipt of necessary information from VPVP, use its reasonable best efforts to prepare and file with the SEC a registration statement (the “Registration Statement”) on Form S-3 (or Form S-1 if Form S-3 is not then available for use by Parent) to enable the resale of the Registrable Shares by VPVP on a delayed or continuous basis under Rule 415 of the Act;

(b)                                 use its reasonable best efforts, subject to receipt of necessary information from VPVP, to cause the Registration Statement to become effective, as applicable, within ninety (90) days of the Measure Date or (ii) as soon as practicable after the Merger Share Demand Date; provided, however, that the Registration Statement shall not be declared effective until at least the ninetieth (90th) day after the Closing Date;

(c)                                  use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as such term is defined in Section 6.4(a) below) used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective, (i) in the case of Warrant Shares for a period (the “Registration Period”) ending not later than the earlier of (A) the second (2nd) anniversary of the applicable Measure Date); (B) the date on which all Warrant Shares then held by VPVP may be sold or transferred in compliance with Rule 144 under the Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder and (C) such time as all Warrant Shares held by VPVP have been sold (1) pursuant to a registration statement; (2) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (3) in a transaction exempt from the registration and prospectus delivery requirements of Section 4(1) of the Act so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (ii) in the case of Merger Shares for a period (the “Merger Share Registration Period”) ending on the one (1) year anniversary of the Closing Date;

(d)                                 promptly furnish to VPVP with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and Prospectus, including any supplements to or amendments of the Prospectus or Registration Statement, in order to facilitate the public sale or other disposition of all or any of such Registrable Shares by VPVP;

(e)                                  promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states specified in writing by VPVP; provided, however, that Parent shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)                                    bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 6.1 and the registration of the Registrable Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including, without limitation:  (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) fees and expenses of compliance with federal securities and state securities or “blue sky” laws; (iii) expenses of printing (including printing certificates for the Registrable Shares and Prospectuses); (iv) all application and filing fees in connection with listing the Registrable Shares on NASDAQ and (v) all fees and disbursements of counsel of Parent and the independent certified public accountants of Parent; provided, however, that VPVP shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of VPVP’s Registrable Shares. Parent shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); and

(g)                                 advise VPVP, within two (2) Business Days by e-mail, fax or other type of communication, and, if requested by VPVP, confirm such advice in writing:  (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such

Registrable Shares under state securities or “blue sky” laws; and it shall promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued and (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

Notwithstanding the foregoing, Parent shall file a post-effective amendment to de-register any unsold Merger Shares registered on an effective Registration Statement as of the expiration of the Merger Share Registration Period no later than the one (1) year anniversary of the Closing Date and shall cease all efforts, and shall no longer be obligated, to cause any Registration Statement covering Merger Shares to become effective or take any other measures set forth in this Section 6.1 with respect to the Merger Shares upon the one (1) year anniversary of the Closing Date.

6.2                                 Delay in Effectiveness of Registration Statement.

(a)                                  Parent further agrees that (i) in the event the Registration Statement has not been filed with the SEC within thirty (30) days after the Measure Date, VPVP shall be entitled to receive from Parent liquidated damages in an amount equal to 1.0% of the total aggregate purchase price of the Registrable Shares purchased by VPVP that are to be registered on such Registration Statement (a “Liquidated Damages Payment”); (ii) in the event the Registration Statement has not been filed with the SEC within sixty (60) days after the Measure Date, VPVP shall be entitled to receive from Parent an additional Liquidated Damages Payment; (iii) in the event the Registration Statement has not been declared effective by the SEC within ninety (90) days after the Measure Date, VPVP shall be entitled to receive an additional Liquidated Damages Payment and (iv) Parent shall make an additional Liquidated Damages Payment for each thirty- (30)-day period thereafter (pro rated for any period of less than thirty (30) days) until the Registration Statement has been declared effective; although in no event shall the aggregate Liquidated Damages Payments in any thirty- (30)-day period exceed 1.0% of the total aggregate purchase price of the Registrable Shares purchased by VPVP that are to be registered on such Registration Statement.

(b)                                 Liquidated Damages Payments may, at VPVP’s option, be delivered to VPVP in the form of cash or New Athletics Common Stock.  Except as provided in Section 6.2(c)(ii) hereof, Parent shall deliver all Liquidated Damages Payments to VPVP by the fifth (5th) Business Day after the occurrence of the events described in clauses (i), (ii), (iii) or (iv) of Section 6.2(a) hereof, as applicable (the “Payment Period”).

(c)                                  In the event that VPVP elects to receive Liquidated Damages Payments in the form of New Athletics Common Stock, and such payments would result in the issuance of shares in excess of the Share Cap, Parent shall, at VPVP’s election, either:

(i)                                     issue VPVP shares of New Athletics Common Stock up to the Share Cap and deliver the remainder of the Liquidated Damages Payments in cash, such payments to be made within the Payment Period; or

(ii)                                  issue VPVP shares of New Athletics Common Stock up to the Share Cap within the Payment Period, and then use its commercially reasonable efforts to obtain stockholder approval for the issuance to VPVP of shares of New Athletics Common Stock in excess of the Share Cap.

(d)                                 Notwithstanding anything to the contrary contained in this Section 6.2 or in any other provision of this Agreement, the Liquidated Damages Payments provided in this Section 6.2 shall be VPVP’s sole and exclusive monetary remedy in the event of the occurrence of any of the events described in clauses (i), (ii), (iii) or (iv) of Section 6.2(a) hereof; provided, however, that VPVP shall retain all equitable remedies then available to it.

6.3                                 Transfer of Securities; Suspension.

(a)                                  VPVP agrees that it shall not effect any sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to any securities of Parent or any derivative instruments, arrangement or securities the value of which is derived from Parent securities (a “Disposition”) or its right to purchase any securities of Parent or any derivative instruments, arrangement or securities the value of which is derived from Parent securities that would constitute a sale within the meaning of the Act, except as contemplated in the Registration Statement referred to in Section 6.1 hereof or in accordance with the Act, and that it shall promptly notify Parent of any changes in the information set forth in the Registration Statement regarding VPVP or its plan of distribution.  VPVP further agrees that it shall not effect a Disposition of any Securities during the fifteen- (15)-trading-day period prior to and ending on the date of the execution of the definitive agreements executed in connection with the Equity Investment.

(b)                                 Except in the event that Section 6.3(c) hereof applies, Parent shall, at all times during the Registration Period or the Merger Share Registration Period, as applicable, promptly (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide VPVP copies of any documents filed pursuant to Section 6.3(b)(i) hereof and (iii) inform VPVP that Parent has complied with its obligations in Section 6.3(b)(i) hereof (or that, if Parent has filed a post-effective amendment to the Registration Statement that has not yet been declared effective, Parent shall notify VPVP to that effect, shall use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and shall promptly notify VPVP pursuant to Section 6.3(b)(iii) hereof when the amendment has become effective).

(c)                                  Subject to Section 6.3(d) hereof, in the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Parent shall deliver a notice in writing to VPVP (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, VPVP shall refrain from selling any Registrable Shares pursuant to the Registration Statement (a “Suspension”) until VPVP’s receipt of copies of a supplemented or amended Prospectus prepared and filed by Parent, or until it is advised in writing by Parent that the current Prospectus may be used.  In the event of any Suspension, Parent shall use its commercially reasonable efforts, consistent with the best interests of Parent and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to VPVP.

(d)                                 In the event VPVP is prohibited from selling Warrant Shares under the Registration Statement as a result of Suspensions on more than two (2) occasions of more than forty-five (45) days each in any twelve- (12)-month period, Parent shall pay to VPVP liquidated damages in an amount equal to 1.0% of the total aggregate purchase price of the Registrable Shares registered on such Registration Statement then held by VPVP if, as a result of such Suspensions, VPVP is prohibited from selling Warrant Shares under such Registration Statement for a period that exceeds sixty (60) consecutive days or one hundred twenty (120) days in the aggregate in any twelve- (12)-month period and for each thirty- (30)-day period thereafter during which such prohibition continues; provided, however, that in no event shall Parent be obligated to pay more than 1.0% of the total aggregate purchase price of the Warrant Shares registered on such Registration Statement then held by VPVP in any thirty- (30)-day period.

(e)                                  In the event of a sale of Registrable Shares by VPVP under the Registration Statement, VPVP must also deliver to Parent’s transfer agent, with a copy to Parent, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the Registrable Shares may be properly transferred.

6.4                                 Indemnification. For the purpose of this Section 6.4, the term “Registration Statement” shall include the Prospectus, any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1 hereof, and the term “Rules and Regulations” shall mean the rules and regulations promulgated under the Act.

(a)                                  Indemnification by Parent.  Parent agrees to indemnify and hold harmless VPVP and each Person, if any, who controls VPVP within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which VPVP or such controlling person may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto; (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading or (iii) any failure of Parent to perform its obligations under this Agreement, and shall reimburse VPVP and each such controlling Person for any legal and other expenses as such expenses are reasonably incurred by VPVP or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Parent by or on behalf of VPVP expressly for use in the Registration Statement or the Prospectus or (ii) the failure of VPVP to comply with the covenants and agreements contained in Section 6.3 hereof respecting resale of Registrable Shares or (iii) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to VPVP before the pertinent sale or sales by VPVP.

(b)                                 Indemnification by VPVP. VPVP agrees to indemnify and hold harmless Parent, each of its directors, each of its officers who sign the Registration Statement and each Person, if any, who controls Parent within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which Parent, each of its directors, each of its officers who sign the Registration Statement or controlling Person may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of VPVP to comply with the covenants and agreements contained in Section 6.3 hereof respecting the sale of the Registrable Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Parent by or on behalf of VPVP expressly for use therein; provided, however, that VPVP shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which VPVP has delivered to Parent in writing a correction at least five (5) Business Days before the occurrence of the transaction from which such loss was incurred, and VPVP shall reimburse Parent, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by Parent, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action for which such person is entitled to be indemnified in accordance with this Section 6.4(b).

(c)                                  Indemnification Procedure.

(i)                                     Promptly after receipt by an indemnified party under this Section 6.4 of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.4, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.4 except to the extent it is materially prejudiced as a result of such failure.

(ii)                                  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party shall not be liable to such indemnified party under this Section 6.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(1)                                  the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one (1) separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action); or

(2)                                  the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  Notwithstanding the provisions of this Section 6.4, (A) with respect to claims made pursuant to clause (i) of Section 6.4(b) hereof, VPVP shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by VPVP from the sale of the Registrable Shares and (B) with respect to claims made pursuant to clause (ii) of Section 6.4(b) hereof, VPVP shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by VPVP from the sale of the Registrable Shares giving rise to such liability.

(d)                                 Contribution.

(i)                                     If a claim for indemnification under this Section 6.4 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 6.4, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.4 was available to such party in accordance with its terms.

(ii)                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4, (A) with respect to claims made pursuant to clause (i) of Section 6.4(b) hereof, VPVP shall not be liable to contribute any amount in excess of the amount of net proceeds received by VPVP from the sale of the Registrable Shares and (B) with respect to claims made pursuant to clause (ii) of Section 6.4(b) hereof, VPVP shall not be liable to contribute any amount in excess of (x) the amount by which the net proceeds received by VPVP from the sale of the Registrable Shares giving rise to such liability exceeds (y) the amount of any damages that VPVP has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

6.5                                 Termination of Conditions and Obligations. The restrictions imposed by Section 6.3 hereof upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of Registrable Shares upon the passage of two (2) years from the Measure Date or at such time as an opinion of counsel satisfactory in form and substance to Parent shall have been rendered to the effect that such conditions are not necessary in order to comply with the Act.

6.6                                 Rule 144. For a period commencing on the date hereof and ending on the last day of the Registration Period, Parent agrees with VPVP to:

(a)                                  comply with the requirements of Rule 144(c) under the Act with respect to current public information about Parent; and

(b)                                 file with the SEC in a timely manner all reports and other documents required of Parent under the Act and the Exchange Act (at any time it is subject to such reporting requirements).

Section 7.                                            Miscellaneous.

7.1                                 Legends.

(a)                                  In addition to any legends required by law, until the earlier to occur of (i) the termination of this Agreement and (ii) such time as all VPVP Shares have been sold pursuant to (A) an effective registration or (B) pursuant to Rule 144 promulgated under the Act, the certificates representing the Warrant Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AND TRANSFER SET FORTH IN A STOCKHOLDER AGREEMENT.  A COPY OF SUCH STOCKHOLDER AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT EXCEPT IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR IN THE EVENT THAT NEW ATHLETICS, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

(b)                                 In addition to any legends required by law or the Affiliate Agreement entered into between Parent and VPVP pursuant to the terms of the Merger Agreement, the Merger Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AND TRANSFER SET FORTH IN A STOCKHOLDER AGREEMENT.  A COPY OF SUCH STOCKHOLDER AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE

DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

7.2                                 Amendments and Waivers.  The terms and provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless (x) approved in writing by Parent and (i) prior to the Effective Time, Trikon and (ii) after the Effective Time, a majority of the Trikon Designees then serving on the Parent Board and (y) Parent has obtained the written consent of VPVP.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

7.3                                 Specific Performance, Etc.  Parent, Trikon and VPVP, in addition to being entitled to exercise all rights provided herein, in the New Athletics Certificate or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Parent, Trikon and VPVP agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.4                                 No Third-Party Beneficiaries.  This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

7.5                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.6                                 Interpretation.  The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

7.7                                 Notices.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).  Notices sent by mail shall be effective upon deposit with the applicable national postal service.

(a)	If to Parent, at:

New Athletics, Inc.
440 Kings Village Road
Scotts Valley, California 95066
Attention: Chief Executive Officer
Facsimile: (831) 439-6349

with copies to:

Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
Attention: Christopher L. Kaufman, Esq.
Facsimile: (650) 463-2600

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Steven V. Bernard, Esq.
Facsimile: (650) 493-6811

(b)	If to Trikon, at:

Trikon Technologies, Inc.
Ringland Way
Newport, South Wales NP18 2TA
United Kingdom
Attention: Chief Executive Officer
Facsimile: +44 (0) 16-3341-4040

with copies to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Steven V. Bernard, Esq.

Facsimile: (650) 493-6811

(c)	If to VPVP, at:

VantagePoint Venture Partners
1001 Bayhill Drive, Suite 100
San Bruno, California 94066
Attention: Rodi Guidero, Esq.
Facsimile: (650) 869-6078

with copies to:

Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
Attention: Christopher L. Kaufman, Esq.
Facsimile: (650) 463-2600

(d)	If to a transferee VPVP, at its address as shown in the stock register of Parent,

with copies to:

Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
Attention: Christopher L. Kaufman, Esq.
Facsimile: (650) 463-2600

7.8                                 Recapitalizations, Exchange, Etc. Affecting Parent’s Stock.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the New Athletics Common Stock, to any and all shares of capital stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the New Athletics Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

7.9                                 Counterparts.  This Agreement may be executed in two (2) or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

7.10                           Effectiveness of Agreement; Termination.  Except for the terms and provisions set forth in Sections 2.1 and 7 hereof, which shall be effective as of the date hereof, no term or provision of this Agreement shall become effective until the Effective Time.  This Agreement shall terminate in its entirety and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the date upon which the rights and obligations of all of the parties hereto have either been discharged or have expired pursuant to their terms.

7.11                           Arbitration.

(a)                                  The parties hereto agree that any dispute, controversy or claim arising out of or relating to this Agreement, or breach thereof (“Dispute”), shall be subject to a mandatory period of thirty (30) days during which the parties shall (i) each appoint a representative (each a “Representative” and collectively, the “Representatives”) and (ii) the Representatives shall meet in a timely manner for the purpose of attempting to resolve the Dispute.  The Representatives shall negotiate in good faith to resolve the Dispute without resort to formal proceedings.  During the course of such negotiations, the parties shall comply with all reasonable requests for access to relevant information.  Formal proceedings for the arbitration of such Dispute may not be commenced until the expiration of the foregoing mandatory thirty- (30)-day period.  Both parties shall continue to perform their respective obligations hereunder during the negotiations by Representatives attempting to resolve the Dispute.

(b)                                 Following the expiration of the mandatory thirty- (30)-day period provided in Section 7.11(a) hereof, any unresolved Dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c)                                  The parties agree to the arbitration of the Dispute by a single arbitrator appointed in accordance with the rules and procedures of the American Arbitration Association.

(d)                                 The parties agree to appropriate discovery, including depositions, under the jurisdiction of the arbitrator.  The arbitrator’s decision in such matters shall be final and binding on the parties.

(e)                                  The parties agree that the arbitrator may grant any remedy or relief that the arbitrator deems just and equitable within the scope of the agreement between the parties, including but not limited to the award of compensatory damages and ordering the specific performance of the contract, but not including the award of exemplary or punitive damages.

(f)                                    The parties hereby agree that, notwithstanding the fact that applicable law may not provide for the award of attorneys’ fees and costs and/or otherwise grant the arbitrator the discretion to award such fees and costs, pursuant to this Agreement, the arbitrator may, in his or her reasonable discretion, award payment of attorneys’ fees and costs by a party as a part of the arbitration award rendered by the arbitrator.

7.12                           Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

7.13                           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Agreement as of the date first written above.

NEW ATHLETICS, INC.

/s/ JERAULD J. CUTINI
By: Jerauld J. Cutini
Its: President and Chief Executive Officer

TRIKON TECHNOLOGIES, INC.

/s/ JOHN MACNEIL
By: John Macneil
Its: Chief Executive Officer

VANTAGEPOINT VENTURE PARTNERS IV,
(Q) L.P.

By: VantagePoint Venture Associates IV, L.L.C.
Its: General Partner

/s/ ALAN E. SALZMAN
By: Alan E. Salzman
Its: Managing Member

VANTAGEPOINT VENTURE PARTNERS IV,
L.P.

By: VantagePoint Venture Associates IV, L.L.C.
Its: General Partner

/s/ ALAN E. SALZMAN
By: Alan E. Salzman
Its: Managing Member

VANTAGEPOINT VENTURE PARTNERS IV
PRINCIPALS FUND, L.P.

By: VantagePoint Venture Associates IV, L.L.C.
Its: General Partner

/s/ ALAN E. SALZMAN
By: Alan E. Salzman
Its: Managing Member

Second Amended and Restated Stockholder Agreement

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR NEW ATHLETICS, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

NEW ATHLETICS, INC.

WARRANT TO PURCHASE         SHARES OF COMMON STOCK

Warrant No.:

Date of Issuance:                , 2005(1)

New Athletics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [VantagePoint Venture Partners IV(Q), L.P.] [VantagePoint Venture Partners IV, L.P.] [VantagePoint Venture Partners IV Principals Fund, L.P.] the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions of this Warrant and of that certain Amended and Restated Stockholder Agreement dated September    , 2005 by and among the Company, Trikon Technologies, Inc., a Delaware corporation, VantagePoint Venture Partners IV(Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.(the “Stockholder Agreement”), to purchase from the Company, upon surrender of this Warrant (as defined below) at its principal office in the United States located at 440 Kings Village Road, Scotts Valley, California 95066 (or such other location as the Company may advise the holder hereof in writing (provided that such other designated location shall be located in the United States), at any time or times on or after the First Exercise Date (as defined below), but not after 5:00 p.m., Pacific Time, on the Expiration Date (as defined below), [       ] fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in Section 1 of this Warrant, such Exercise Price and such number of shares of Common Stock to be delivered upon exercise of the Warrant being subject to adjustment as provided in Section 2(b) and Section 8 of this Warrant.  Capitalized terms used herein but not defined shall have the same meanings assigned to them as in the Stockholder Agreement.

(1)  To be issued at the Effective Time.

Section 1.  Definitions.  The following terms as used in this Warrant shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States are required by law to remain closed.

“Common Stock” means (i) the common stock, par value $0.0001 per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Delivery Documents” shall have the meaning specified in Section 2(a) hereof.

“Exercise Price” shall be equal to [       ], subject to further adjustment as hereinafter provided.

“Expiration Date” means the date that is four years after the Warrant Date or, if such date does not fall on a Business Day, then the next Business Day.

“First Exercise Date” means the date that is six months after the Warrant Date.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

“Principal Market” means The Nasdaq National Market (“NASDAQ”) or if the Common Stock is not traded on NASDAQ then the principal securities exchange or trading market for the Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

“Trading Price” of a security on any date of determination means:

(1)           the closing sales price as reported by the Nasdaq Stock Market on such date;

(2)           if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

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(3)           if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(4)           if such security is not listed on a U.S. national or regional securities exchange, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

(5)           if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(6)           if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

“Transfer Agent” has the meaning specified in Section 2(a) hereof.

“Warrant” means this Warrant and the other warrants to purchase shares of Common Stock issued pursuant to [Section 5.1](2) [Section 5.2](3) of the Stockholder Agreement, and all warrants issued in exchange, transfer or replacement thereof.

“Warrant Date” has the meaning specified in Section 3 hereof.

“Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants.

The definition of certain other terms are specified in Section 8 hereof.

Section 2.   Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, including, without limitation, Section 2(d), this Warrant may be exercised by the holder hereof then registered as such on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the First Exercise Date and prior to 5:00 p.m., Pacific Time, on the Expiration Date by: (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the “Exercise Notice”), to the Company and the Company’s designated transfer agent (the “Transfer Agent”), of such holder’s election to exercise all or a portion of this Warrant; (ii) the surrender of this Warrant to the Company; and (iii) the payment of

(2)  In the case of an Initial Warrant.

(3)  In the case of a Subsequent Warrant.

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the aggregate Exercise Price to the Company (x) pursuant to the terms of Section 2(b) hereof, or (y) by wire transfer or by certified bank check payable to the order of the Company in United States dollars (the items to be delivered pursuant to clauses (i), (ii) and (iii) above collectively are referred to herein as the “Exercise Delivery Documents”); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 of this Warrant shall be applicable.  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a) and Section 2(d), the Company shall, within three Business Days after receipt of the Exercise Delivery Documents, issue and deliver to the address specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise.  Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(b)  If the Company shall receive written notice from the holder of this Warrant at the time of exercise of this Warrant that the holder elects to effect a net exercise of this Warrant (a “Net Exercise Right”), the Company shall deliver to such holder (without payment or delivery by the holder of any Exercise Price in cash) that number of fully paid and nonassessable shares of Common Stock equal to the quotient arrived at pursuant to the following formula:

X =	Y(A-B)
A

Where:

X             =              The number of Warrant Shares to be issued to the holder.

Y             =              The total number of Warrant Shares issuable to the holder under this Warrant.

A             =              The Trading Price of one share of Common Stock on the date of exercise of this Warrant.

B             =              The Exercise Price.

(c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, within three Business Days after receipt of the Exercise Delivery Documents, and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

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(d)  Notwithstanding anything contained in this Warrant to the contrary, this Warrant cannot be exercised, either in whole or in part, except by a holder who, at the time of exercise, is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(e)  Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates evidencing such fractional shares.  If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented.  In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock.  For purposes of this Section 2(e), the current market value of a share of Common Stock shall be the Trading Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise.

Section 3.  Date; Duration; Automatic Exercise.

(a)  The issue date of this Warrant is [               , 2005] (the “Warrant Date”).

(b)  This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm Pacific Time on the Expiration Date.

(c)  If as of the Expiration Date, all or part of this Warrant has not been exercised by the holder, and (i) the Trading Price of one share of Common Stock is, as of the exercise date, greater than the Exercise Price and (ii) the condition set forth in Section 2(d) can be satisfied, this Warrant shall be deemed automatically exercised pursuant to the holder’s Net Exercise Right without any further action by the holder (an “Automatic Exercise”).  No later than the third Business day after the Expiration Date the Company shall deliver to the holder a stock certificate or stock certificates for the number of fully paid and non assessable shares of Common Stock, if any, issuable pursuant to an Automatic Exercise.

Section 4.  Taxes.

(a)  The Company shall pay any and all documentary, stamp, transfer and other similar taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)  Notwithstanding any other provision of this Warrant, for income tax purposes, the holder or any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts.  Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States federal income tax purposes.  Each assignee or transferee that does not

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deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

(c)  The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.  Warrant Holder Not Deemed a Stockholder.  Except as otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 6.  Compliance with Securities Laws.

(a)  The holder of this Warrant, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

(b)  The holder of this Warrant understands that, until the end of the holding period under Rule 144(k) of the Securities Act (or any successor provision) this Warrant (and all securities issued in exchange therefor or in substitution thereof, other than Warrant Shares, which shall bear the legend set forth in Section 6(c) of this Warrant, if applicable) shall bear a legend in substantially the following form:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR NEW ATHLETICS, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

The legend set forth above shall be removed and the Company shall issue a new certificate evidencing a new Warrant of like tenor and aggregate number of shares and which shall not bear the restrictive legends required by this Section 6(b): (i) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the Warrant, as appropriate, may be made without registration under the Securities Act, or (ii) upon expiration of the two-year holding period under Rule 144(k) of the Securities Act (or any successor rule); provided that the holder of the Warrant is not and has not been within three months prior to such date, an “affiliate” of the Company (as such term is defined in Rule 144 of the Securities Act) (in which event such holding period shall be deemed to have expired when such holder has not been an “affiliate” of the Company for the preceding three-month period) .  The Company shall not require such opinion of counsel for the sale of Warrants in accordance with Rule 144 of the Securities Act in the event that the holder provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

(c)  Subject to the terms of this clause (c), any certificate representing the Warrant Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR NEW ATHLETICS, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

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The legend set forth above shall be removed and the Company shall issue the Warrant Shares without such legend to the holder of the Warrant Shares upon which it is stamped, (i) if the Warrant Shares have been resold or transferred pursuant to a registration statement that was effective at the time of such transfer, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the Warrant Shares may be made without registration under the Securities Act, or (iii) upon expiration of the applicable two-year holding period under Rule 144(k) of the Securities Act (or any successor rule); provided that the holder of the Warrant Shares is not and has not been within three months prior to such date, an “affiliate” of the Company (as such term is defined in Rule 144 of the Securities Act) (in which event such holding period shall be deemed to have expired when such holder has not been an “affiliate” of the Company for the preceding three-month period).  The Company shall not require such opinion of counsel for the sale of the Warrant Shares in accordance with Rule 144 of the Securities Act, provided that the holder provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144. Upon satisfaction of the foregoing, and upon presentation by the holder to the Transfer Agent of a completed Certificate of Subsequent Sale (in substantially the form attached to the Stockholder Agreement as Exhibit C), the Company shall irrevocably instruct the Transfer Agent to re-issue a stock certificate representing the number of shares sold without the legend set forth above.

Section 7.  Ownership and Transfer.

(a)  The Company shall maintain at its principal office designated on the first page of this Agreement or such other office or agency of the Company as it may designate by notice to the holder hereof (provided that such other designated office shall be located in the United States) (a “Designated Office”), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued.  Upon the transfer of any Warrants in accordance with the provisions of clause (b) below, the Company shall record the name and address of such new holder(s) as well as the name and address of each transferee.  The Company may treat the person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)  This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof to a Permitted Transferee upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the Company’s Designated Office.  For the purposes of this Warrant, a “Permitted Transferee” shall mean any person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) delivers to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

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Section 8.  Adjustment of Exercise Price and Number of Shares Issuable Upon Exercise.

The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8.

(a)  In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date of this Warrant fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares referred to in (i) above constituting such dividend or other distribution.  Such reduction in the Exercise Price shall become effective immediately after the opening of business on the day following the Record Date.  If any dividend or distribution of the type described in this Section 8(a) of this Warrant is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that otherwise then be in effect if such dividend or distribution had not been declared.

(b)  In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or other property (including cash or assets or securities, but excluding (i) dividends or distributions to which Section 8(a) applies, (ii) any dividend or distribution paid exclusively in cash out of the Company’s earnings or surplus, or (iii) any consideration distributed in connection with reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 9 of this Warrant applies (the foregoing hereinafter in this Section 8(c) called the “Distributed Assets”)), the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (i) the numerator shall be the Current Market Price (as defined in Section 8(e) of this Warrant) on such date less the fair market value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive and set forth in a board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date (as defined in Section 8(e) of this Warrant)), and (ii) the denominator shall be such Current Market Price, such

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reduction to become effective immediately prior to the opening of business on the day following the Record Date.

Such reduction in the Exercise Price shall become effective immediately prior to the opening of business on the day following the Record Date.  However, in the event the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of Distributed Assets such holder would have received had such holder converted such Warrant (or portion thereof) immediately prior to such Record Date.  In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

If the Company’s Board of Directors determines the fair market value of any distribution for purposes of this Section 8(c) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 8(e) of this Warrant to the extent possible, unless a majority of the independent members of the Company’s Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holders.

With respect to any rights that may be issued or distributed pursuant to any rights plan that the Company implements after the earliest date of issuance of this Warrant or any predecessor Warrant (a “Rights Plan”), upon exercise of this Warrant into Common Stock, to the extent such Rights Plan is in effect upon such exercise, the holder of this Warrant will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock prior to the time of exercise), subject to the limitations set forth in any such Rights Plan.  In the event the holder receives such rights, there will be no adjustment to the Exercise Price or the number of shares issuable upon exercise of the Warrants pursuant to this Section 8(c).  In the event the holder does not receive such rights upon exercise of the Warrants for any reason, then an adjustment shall be made to the Exercise Price to the extent provided for in the other provisions of this Section 8(c).

For purposes of this Section 8(c) and Section 8(a) of this Warrant, any dividend or distribution to which this Section 8(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8(a) of this Warrant apply (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Section 8(a) of this Warrant with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determination” and “Record Date” within the

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meaning of Section 8(a) of this Warrant, and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 8(a) of this Warrant and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(d)  Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

(e)  For purposes of this Section 8, the following terms shall have the meaning indicated:

(1)  “Current Market Price” shall mean the average of the daily Trading Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 8(a), (b) or (c) of this Warrant occurs during such 10 consecutive Trading Days, the Trading Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 8(a), (b) or (c) of this Warrant occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Trading Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company’s Board of Directors in a manner consistent with any determination of such value for purposes of Section 8(c) of this Warrant, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

(2)  “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(3)  “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

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(f)  The Company may make such reductions in the Exercise Price, in addition to those required by Section 8(a) or (b) of this Warrant, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(g)  No adjustment in the Exercise Price shall be required under this Section 8 unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 8(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  No adjustment need be made for a change in the no par value of the Common Stock.

(h)  Notice to Holders of Warrants Prior to Certain Actions.  In case:

(1)  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 8;

(2)  of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(3)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be provided to the holder of this Warrant at such address appearing in the Warrant Register at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings or actions described in clauses (1) through (3) of this Section 8(h).  In addition, whenever the Exercise Price is adjusted as provided in this Section 8, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder

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of each Warrant at his last address in the Warrant Register within twenty (20) days of the effective date of such adjustment.  Failure to deliver such notice nor any defect therein shall not effect the legality or validity of any such adjustment.

(i)  In any case in which this Section 8 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 2(d) of this Warrant.

(j)  Upon each adjustment of the Exercise Price pursuant to this Section 8, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.   The adjustment pursuant to this Section 8(j) to the number of Warrant Shares purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 8.

Section 9.  Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive capital stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (ii) any consolidation, merger, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, statutory share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such reclassification, change, consolidation, merger, combination, statutory share exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of

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securities, cash or other property receivable upon such consolidation, merger, combination, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 9 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, statutory share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 of this Warrant.  If, in the case of any such reclassification, change, consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidate, merger, combination, statutory share exchange, sale or conveyance, then such replacement Warrant shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder of the Warrants as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing.  The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event.

The Company shall mail such replacement Warrant to each holder of Warrants, at such holder’s address appearing in the Warrant Register within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

The above provisions of this Section 9 shall similarly apply to successive or series of related reclassifications, changes, consolidations, mergers, statutory shares exchanges, combinations, sales and conveyances.

If this Section 9 applies to any event or occurrence, Section 8 of this Warrant shall not apply, provided that such other provisions shall continue to apply to all other issuances.

Section 10.            Lost, Stolen, Mutilated or Destroyed Warrants.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.            Notice.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if

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delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

If to the Company:

New Athletics, Inc.

Kings Village Road

Scotts Valley, California 95066

Attn:  Chief Executive Officer

Tel:  (831) 438-2100

Fax:  (831) 439-6349

If to the Transfer Agent:

[               ]

If to a holder of this Warrant, to it at the address and facsimile number set forth in Section 7.7 (Notices) of the Stockholder Agreement or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant.

Section 12.            Amendments.  This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and holders of a majority of Warrant Shares represented by all Warrants.  Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Warrant holder’s assignees and transferees.  No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

Section 13.            Obligations Binding on Successors.  This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company’s assets or other similar transactions and shall inure to the benefit of the holder hereof and its successors, permitted assigns and legal representatives.

Section 14.            Governing Law; Consent to Jurisdiction.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.  The Company, and by its acceptance hereof, the holder of this Warrant each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on the Company and such holder anywhere in the world by the same

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methods as are specified for the giving of notices under this Warrant.  The Company, and by its acceptance hereof, the holder of this Warrant each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company, and by its acceptance hereof, the holder of this Warrant each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.            Descriptive Headings.  The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

COMPANY

NEW ATHLETICS, INC.

By:
Its:

EXHIBIT A TO WARRANT

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase                         of the shares of Common Stock (“Warrant Shares”) of New Athletics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder hereby represents and warrants to the Company as follows:

(a)  The undersigned holder is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act; and

(b)  The undersigned holder has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act.

(c)  Check if undersigned holder wishes to exercise its Net Exercise Rights.

Date:	,

Name of Registered Holder		Tax ID of Registered Holder
(if applicable)

By:
Its:

A-1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock issuable upon exercise of the Warrant to the designated holder.

NEW ATHLETICS, INC.

By:
Its:

A-2

EXHIBIT B TO WARRANT

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                 , Federal Identification No.           , a warrant to purchase              shares of the common stock of New Athletics, Inc., a Delaware corporation, represented by warrant certificate no.      , standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint               , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:               , 200

By:
Its:

EXHIBIT B

Allocation of Warrants Among VPVP Entities

Initial Warrants:

Entity	Allocation %

VantagePoint Venture Partners IV (Q), L.P.	90.59%
VantagePoint Venture Partners IV, L.P.	9.08%
VantagePoint Venture Partners IV Principals Fund, L.P.	0.33%

Subsequent Warrants:

Entity	Allocation %

VantagePoint Venture Partners IV (Q), L.P.	90.89%
VantagePoint Venture Partners IV, L.P.	9.11%

EXHIBIT C

CERTIFICATE OF SUBSEQUENT SALE

[Name and address of transfer agent]

RE:	Sale of Shares of Common Stock of New Athletics, Inc. (the “Company”)
pursuant to the Company’s Prospectus dated ,
(the “Prosepectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, please return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, please place a stop transfer on your records with regard to such certificate.

Very truly yours,

By:
Print Name:
Title:
Date:

cc:	New Athletics, Inc.
Kings Village Road
Scotts Valley, California 95066
Attn: Chief Executive Officer
Tel: (831) 438-2100
Fax: (831) 439-6349